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                                                                  Exhibit T3A-19

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                           JOY POWER PRODUCTS, INC.

     Joy Power Products, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Law of the Commonwealth of Pennsylvania, does hereby certify:

     FIRST: The present name of the corporation is Joy Power Products, Inc., and the name under which the corporation was originally incorporated is Joy Process Management Company; and the filing date of original articles of incorporation of the corporation with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania is June 7, 1990.

     SECOND: Pursuant to sections 1903, 1911 and 1915 of the Business Corporation Law of the Commonwealth of Pennsylvania, a plan of reorganization of the Corporation entitled "Third Amended Joint Plan of Reorganization as Modified, of the Debtors" (the "Plan") having been filed pursuant to chapter 11 of Title 11 of the United States Code in a proceeding under the United States Bankruptcy Code entitled In re: Harnischfeger Industries, Inc., et al., Case No. 99-2171 (PJW) (the "Proceeding"), which Plan contemplates the entry of an order confirming the Plan by the United States Bankruptcy Court for the District of Delaware, a court having jurisdiction over the Proceeding (the "Order"), and such Order providing for the making and filing of these Restated Articles of Incorporation, these Restated Articles of Incorporation restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation. Pursuant to the Plan, all stock of the Corporation existing prior to confirmation of the Plan shall be cancelled effective upon the Effective Date (as such term is defined in the Plan). The rights of equity holders existing prior to the confirmation of the Plan are dealt with in the Plan.

     THIRD: The articles of incorporation of the Corporation are hereby amended and restated in their entirety to read as set forth in the Restated Articles of Incorporation hereinafter provided for.

     FOURTH: The provisions of the articles of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Articles of Incorporation of Joy Power Products, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the articles of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     FIFTH: The amendment and the restatement of the restated articles of incorporation herein certified have been duly adopted and executed in accordance with the provisions of Section 1903, 1911 and 1915 of the Business Corporation Law of the Commonwealth of Pennsylvania, as authorized
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by the Order, it being necessary to put into effect and carry out the Plan by amending the Corporation's Articles of Incorporation as set forth herein.

     SIXTH: The articles of incorporation of the Corporation, as amended and restated herein, shall at the effective time of these Restated Articles of Incorporation read as follows:

                                   ARTICLE I

          The name of the corporation (which is hereinafter referred to as the "Corporation") is "Joy Power Products, Inc."

                                  ARTICLE II

          The address of the Corporation's registered office in the Commonwealth of Pennsylvania is c/o Lexis Document Services, 600 2nd Street, Suite 500, Harrisburg, PA 17101. The name of the Corporation's registered agent at such address is Lexis Document Services.

                                  ARTICLE III

          The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to, manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever.

                                  ARTICLE IV

          Section 1. The Corporation shall be authorized to issue 2,000 shares of capital stock, all of which shares shall be shares of Common Stock, $0.01 par value ("Common Stock").

          Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

          Section 3. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

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                                   ARTICLE V

     Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VI

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                  ARTICLE VII

     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this these Articles of Incorporation, and any other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                 ARTICLE VIII

    Section 1.  Elimination of Certain Liability of Directors.  A director of
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the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law of the Commonwealth of Pennsylvania as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     Section 2.  Indemnification and Insurance.
                 -----------------------------

     (a) Except as provided in paragraph (g) of this Section 2, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee

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benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the Business Corporation Law of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Law of the Commonwealth of Pennsylvania requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to an employee or agent of the Corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the Corporation owns fifty percent or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.

     (b) If a claim under the preceding paragraph is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the Corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Business Corporation Law of the Commonwealth of Pennsylvania for the Corporation to indemnify the claimant for the amount

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claimed, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law of the Commonwealth of Pennsylvania, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the Business Corporation Law of the Commonwealth of Pennsylvania, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the Corporation.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law of the Commonwealth of Pennsylvania.

     (e) For purposes of this Section 2, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 2 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (f) In the event that any of the provisions of this Section 2 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     (g) The Corporation's indemnification obligations for claims arising before the effective date of the Corporation's plan of reorganization (the "Plan") in the Corporation's bankruptcy proceedings commenced on June 7, 1999 pursuant to chapter 11 of title 11 of the United States Code shall be limited and qualified as provided in Section XIV(D) of the Plan.

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          SEVENTH: That no trustee has been appointed to act for and on behalf of the Corporation, and the undersigned officer of the Corporation is authorized to execute and file these Restated Articles of Incorporation.

                                   * * * * * *

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     IN WITNESS WHEREOF, said Joy Power Products, Inc. has caused this certificate to be signed by its President, for the purposes of amending and restating the Articles of Incorporation of the Corporation pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed these Restated Articles of Incorporation on May 14, 2001.


                              JOY POWER PRODUCTS, INC.

                              By: /s/ Michael S. Olsen
                                  --------------------
                                  Michael S. Olsen
                                  President